UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 9, 2010
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
(Exact Name of Registrant as Specified in Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-25771	13-3951476
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
An annual meeting of shareholders was held on June 9, 2010, at which time a vote was taken to elect directors for Corporate Property Associates 14 Incorporated (the “Company”) through the solicitation of proxies. Set forth below are the final voting results for the election of directors, who were elected to serve until the next annual meeting of shareholders:

Name of Director	For	Withheld	Abstained*
Wm. Polk Carey	41,319,800	764,406	7,522,127
Marshall E. Blume	41,326,000	758,207	7,522,127
Richard J. Pinola	41,352,012	732,195	7,522,127
James D. Price	41,305,595	778,611	7,522,127
*Represents shares held by the Company’s Advisor, W. P. Carey & Co. LLC and certain of its affiliates, which were present for quorum purposes but are not entitled to be voted for the election of directors under the Company’s Bylaws.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 14 Incorporated
Date: June 15, 2010	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director